EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Healthcare Corporation of America. (the “Company”) for the quarter ended March 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Natasha Giordano, Chief Executive Officer of the Company, and Yoram Bibring, Chief Financial Officer of the Company, certify that, to the best of his knowledge:

(1)	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	all information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Dated: May 9, 2014	By:	/s/ Natasha Giordano
	Name:	Natasha Giordano
	Title:	Chief Executive Officer, President and Director (Principal Executive Officer)

Dated: May 9, 2014	By:	/s/ Yoram Bibring
	Name:	Yoram Bibring
	Title:	Chief Financial Officer (Principal Accounting and Financial Officer)